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                                                                     EXHIBIT 4.7

                        INCENTIVE STOCK OPTION AGREEMENT
                                   (EMPLOYEE)

      This Incentive Stock Option Agreement ("Option Agreement") is between Century Bancshares, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Optionee").

                                   WITNESSETH:

      WHEREAS, the Company has heretofore adopted the Century Bancshares, Inc. 2000 Stock Awards Plan (the "Plan") for the purpose of providing employees of the Company or Century National Bank (the "Bank") (as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ of the Company or the Bank; and

      WHEREAS, the Company, acting through the Compensation Committee designated by the Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of incentive stock options under the Plan;

      NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

      1. Options. Subject to the terms and conditions contained herein, the Company hereby irrevocably grants to Optionee the right and option ("Options") to purchase from the Company ____________ shares of the Company's common stock, $1.00 par value ("Common Stock"), at a price of ______ per share, which is deemed to be not less than the fair market value of the Common Stock at the date of grant of the Options.

      2. Option Period; Vesting. The Options herein granted may be exercised by Optionee in whole or in part at any time during the period beginning on the date hereof, and ending ________________ ("Option Period"), subject to the limitation that said Options shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option Agreement determined by the number of months Optionee is employed with the Company or the Bank from the effective date of this Option Agreement to the date of such exercise, in accordance with the following schedule:
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                     Number of Full                           Percentage of
                 Months of Employment                      Options Exercisable
                 --------------------                      -------------------

      Less than six months                                        None
      Six months or more, but less than 18 months                  25%
      18 months or more, but less than 30 months                   50%
      30 months or more, but less than 42 months                   75%
      42 months or more, but less than 120 months                 100%

Notwithstanding anything in this Agreement to the contrary, the Committee in its sole discretion may waive the foregoing schedule of vesting and, upon written notice to Optionee, accelerate the earliest date or dates on which the Options granted hereunder are exercisable with respect to any of the shares offered.

      3. Procedure for Exercise. The Options herein granted may be exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Options are to be exercised accompanied by payment of the purchase price for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be in the form of cash or cashier's check, bank draft, postal or express money order payable to the order of the Company or, at the option of Optionee, shares of Common Stock theretofore owned by Optionee (or a combination of cash and Common Stock) having a value equal to the aggregate purchase price. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Options have been so exercised.

      4. Termination of Employment. If Optionee's employment with the Company or the Bank is terminated during the Option Period for any reason other than death or disability, Options granted to him or her hereunder which are not exercisable on such date thereupon terminate. Any Options which are exercisable on the date of his or her termination of employment may be exercised during a three-month period beginning on such date, but in no event may the option be exercised after the expiration date of the Option Period; provided, however, if Optionee's termination of employment is due to Optionee's dishonesty, theft, embezzlement from the Company or the Bank, disclosing trade secrets of the Company or the Bank, willful violation of any rules of the Company or the Bank pertaining to the conduct of individuals performing services for the Company or the Bank, or the commission of a willful felonious act while in the employment of the Company or the Bank, then any option or unexercised portion thereof granted to Optionee, shall expire upon such termination of employment.

      5. Disability or Death. In the event of the determination of disability or death of Optionee under the Plan while he or she is employed by the Company or the Bank, all Options hereunder exercisable at the date of such disability or death shall be thereafter exercisable by Optionee, the guardian of his or her estate, his or her executor or administrator, or the person or persons to whom his or her rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of one year from the date of Optionee's disability or death, unless this Option Agreement should earlier terminate in accordance with its other terms. In



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no event may any Options be exercised after the end of the Option Period.
Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company or the Bank of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

      6. Transferability. Neither the Options granted hereunder nor any rights or benefits of Optionee under this Option Agreement shall be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Options shall be exercisable only by him or her. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

      7. No Rights as Stockholder. Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which Optionee shall have been issued share certificates, as provided hereinabove.

      8. Extraordinary Corporate Transactions. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of Options granted hereunder, Optionee shall be entitled to purchase under such Options, in lieu of the number of shares of Common Stock as to which such Options shall then be exercisable, the number and class of shares of stock and securities to which Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, Optionee had been the holder of record of the number of shares of Common Stock as to which such Options are then exercisable. If the Company shall not be the surviving entity upon the occurrence of a Fundamental Change, the Options granted hereunder shall be governed by Section XII(c) ("Change of Control") of the Plan.

      9. Change of Control. In the event there is a Change of Control, as hereafter defined, of the Company or its wholly-owned subsidiary Century National Bank ("Bank"), and if the Optionee is employed by the Company or the Bank at the time such Change of Control occurs, then the stock options granted by this Agreement shall become fully vested, regardless of Optionee's length of service, effective as of the date such Change of Control occurs or, if applicable, such earlier time as



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may be necessary to allow Optionee's shares purchased pursuant to such options to be sold or exchanged in connection with the transaction resulting in such Change of Control.

      For purposes of this Agreement, a "Change of Control" shall mean the occurrence of one or more of the following: (a) a change in the Company's or the Bank's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the Office of the Comptroller of the Currency pursuant to the Change in Bank Control Act, as amended, and regulations promulgated thereunder, or (b) the acquisition by any person or group of persons (as such terms are defined and used in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (as defined in Rule 13d-3 issued under that Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company or the Bank entitled to voted generally in the election of directors ("Voting Securities"), or (c) individuals who constituted a majority of the Board of Directors of the Company on the date of this Agreement ("Incumbent Board") cease for any reason to constitute at least a majority of that Board, provided that any person becoming a director subsequent to the date of this Agreement whose election or whose nomination for election by Company stockholders was approved by a majority vote of the directors comprising the Incumbent Board shall be, for purposes of this Agreement considered as though he or she were a member of the Incumbent Board; or (d) a reorganization, merger, or consolidation with respect to which those persons (as defined above) who were beneficial owners of the Voting Securities of the Bank or of the Company immediately prior to such reorganization, merger, or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, shares representing more than 50% of the combined voted power of the Voting Securities of the corporation resulting from such reorganization, merger, or consolidation; or (e) a sale of all or of substantially all of the assets of the Bank or the Company.

      10. Changes in Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option price.

      11. Compliance With Securities Laws. Upon the acquisition of any shares pursuant to the exercise of the Options herein granted, Optionee (or any person acting under paragraph 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.




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      12. Compliance With Laws. Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Options granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Options or the issuance of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

      13. Resolution of Disputes. As a condition of the granting of the Options hereby, Optionee and his or her heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his or her heirs and personal representatives.

      14. Legends on Certificate. The certificates representing the shares of Common Stock purchased by exercise of any Options will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

      15. Notices. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Options hereunder shall be directed to Century Bancshares, Inc., 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: Corporate Secretary. Any notice given by the Company to Optionee directed to him or her at his or her address on file with the Company shall be effective to bind him or her and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

      16. Construction and Interpretation. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

      17. Notice of Disposition. If Optionee disposes of any shares of Common Stock acquired pursuant to the exercise of any Options granted hereunder prior to the earlier of (i) two years from the date of this Option Agreement or (ii) one year from the date the shares of Common Stock were acquired, Optionee shall notify the Company of such disposition within ten days of its occurrence and deliver to the Company any amount of federal or state income tax withholding required by law. Payment of the withholding shall be made in accordance with
Section 10 of the Plan. If Optionee fails to pay the withholding tax, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee any tax required to be withheld by reason of any disposition named herein.




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      18. Agreement Subject to Plan. This Option Agreement is subject to the
Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

      19. Employment Relationship. Optionee shall be considered to be in the employment of the Company as long as he or she remains an employee of the Company or the Bank. Any questions as to whether and when there has been a termination of such employment and the cause of such termination shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the employ of the Company or the Bank, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between Optionee and the Company or the Bank.

      20. Confidentiality; Nonsolicitation. Optionee recognizes and acknowledges that Optionee has and will have access to confidential information of a special and unique value concerning the Company and/or the Bank which may include, without limitation, books and records relating to operations, customer names and addresses, customer service requirements, customer financial statements, and other financial, business and personal information relating to the Company and/or the Bank, their customers, markets, officers and criteria. Optionee also recognizes that a portion of the business of the Company and the Bank is dependent upon trade secrets, including techniques, methods, systems, processes, data and other confidential information. The protection of these trade secrets and confidential information against unauthorized disclosure or use is of critical importance to the Company. Optionee therefore agrees that, without prior written authorization from the Chief Executive Officer of the Company, Optionee will not at any time, either while employed by the Company or the Bank or afterwards, make any independent use of or disclose to any other person, any trade secrets or confidential information of the Company or the Bank.

             All records, files, memoranda, reports, price lists, customer lists, documents, and other information (together with all copies thereof) which relate to the Company and/or the Bank, and which Optionee has obtained or obtains, uses, prepares, or comes into contact with shall remain the sole property of the Company. Upon the termination of Optionee's employment with the Company, all such materials and all copies thereof shall be returned to the Company immediately.

           Optionee, on behalf of him/herself and his/her present and future affiliates and employers for a period of six months following the termination of Optionee's employment with the Company and/or the Bank, agrees not to and shall not directly or indirectly (i) hire, employ or engage any past, present or future employee of the Company or the Bank without the prior written permission of the Chief Executive Officer of the Company, (ii) compete for or solicit banking, lending, deposit taking or any other banking or trust services business from any customer of the Company or the Bank, or (iii) use in any competition, solicitation or marketing effort any proprietary list of or other information concerning customers of the Company or the Bank.




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      21. Entire Agreement; Amendment. This Option Agreement and any other agreements and instruments contemplated by this Option Agreement contain the entire Agreement of the parties, and this Option Agreement may be amended only in writing signed by both parties.

      22. Binding Effect. This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

      IN WITNESS WHEREOF, this Option Agreement has been executed and is effective as of the ______ day of ______________ 200__.

                                           CENTURY BANCSHARES, INC.



                                           -------------------------------------
                                           Name:
                                           Title:
ATTEST:



---------------------------------------
Name:
Title:
                                           OPTIONEE:



                                           -------------------------------------
                                           Name:




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